EXHIBIT (14)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 6, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Dreyfus Founders International Equity Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements and Experts" and "Agreemenet and Plan of Reorganization" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
May 22, 2001

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated July 10, 2000, with respect to Dreyfus International Funds, Inc. - Dreyfus International Growth Fund, which is incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus Founders Funds, Inc.

ERNST & YOUNG LLP

New York, New York
May 23, 2001